Exhibit 24.1

Limited Power of Attorney

Registration Statement on Form S-4

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors/officers of Farmers National Banc Corp., an Ohio corporation (“Farmers”), which is about to file with the Securities and Exchange Commission (the “SEC”), Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-4 for the registration of certain of its common shares for offering and sale pursuant to the Agreement and Plan of Merger, dated as of August 29, 2019, by and among Maple Leaf Financial, Inc., Farmers and FMNB Merger Subsidiary III, LLC, hereby constitutes and appoints Kevin J. Helmick and Carl D. Culp, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments, including post-effective amendments, and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and grants unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and agents, or either of them or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective the 22nd day of October, 2019, unless otherwise indicated below.

/s/ Kevin J. Helmick	/s/ Carl D. Culp
Kevin J. Helmick	Carl D. Culp

/s/ Joseph W. Sabat
Joseph W. Sabat

/s/ Gregory C. Bestic	/s/ Lance J. Ciroli
Gregory C. Bestic	Lance J. Ciroli

/s/ Anne Frederick Crawford	/s/ Ralph D. Macali
Anne Frederick Crawford	Ralph D. Macali

/s/ Terry A. Moore	/s/ Edward W. Muransky
Terry A. Moore	Edward W. Muransky

/s/ David Z. Paull	/s/ James R. Smail
David Z. Paull	James R. Smail